As filed with the Securities and Exchange Commission on February 6, 2024

Registration No. 333-273748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

AMENDMENT NO. 6
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

REDWOODS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	6770	86-2727441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor
New York, NY, 10106
Telephone: (646) 916-5315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Jiande Chen
Chief Executive Officer
1115 Broadway, 12th Floor
New York, NY, 10106
Telephone: (646) 916-5315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Paul Goodman Cyruli Shanks & Zizmor LLP 420 Lexington Ave New York, NY 10170 (212) 661-6800

___________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Redwoods Acquisition Corp. is filing this Amendment No. 6 (“Amendment”) to its Registration Statement on Form S-4 (File No. 333-273748) (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus is unchanged and therefore has been omitted from this filing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.     Exhibits and Financial Statement Schedules

(a)     Exhibits.    The following exhibits are filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
2.1	Business Combination Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. (included as Annex A to this proxy statement/prospectus).±**
2.2

Amendment No.1 to Business Combination Agreement, dated November 4, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. (included as Annex AA to this proxy statement/prospectus).**

3.1

Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

3.2	Bylaws of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.4 filed with Redwoods’ registration statement on Form S-1 filed by the Registrant on March 10, 2022).**
3.3	Form of Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (included as Annex B to this proxy statement/prospectus).**
3.4	Form of Amended and Restated Bylaws of Redwoods Acquisition Corp. (included as Annex C to this proxy statement/prospectus).**
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
4.2	Specimen Class A Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
4.4

Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

5.1	Legal opinion of Loeb & Loeb LLP.
8.1	Tax Opinion of Cyruli Shanks & Zizmor, LLP.
10.1	Lock-Up Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp. and the other parties named therein (included as Annex D to this proxy statement/prospectus).**
10.2

Sponsor Support Agreement, dated as of December 29, 2023, by and among Redwoods Acquisition Corp., Redwoods Capital LLC, and other parties thereto (included as Annex E to this proxy statement/prospectus).**

10.3

Voting and Support Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL, INC. and the other parties named therein (included as Annex F to this proxy statement/prospectus).**

10.4	ANEW MEDICAL, INC. 2023 Stock Incentive Plan (included as Annex G to this proxy statement/prospectus).**
10.5

Registration Rights Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., certain stockholders of ANEW MEDICAL, INC. and the Founder Holders (incorporated by reference to Exhibit 10.3 to Redwoods’ Current Report on Form 8-K filed with the SEC on June 5, 2023).**

10.6

Letter Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.7

Investment Management Trust Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.8

Registration Rights Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and certain security holders named therein (incorporated by reference to Exhibit 10.4 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

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Exhibit No.	Description
10.9

Administrative Support Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and the Sponsor (incorporated by reference to Exhibit 10.8 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.10

Indemnity Agreements, Each dated as of March 30, 2022, by and between the Registrant and Each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.7 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.11

Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.12

Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.13	Sponsored Research Agreement with Universitat Autònoma de Barcelona.**
10.14

Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the cognition and Alzheimer’s related inventions covered by USPTO Application No.: 15/777,456.**

10.15	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the neuromuscular related inventions covered by USPTO Application No.: 18/299,989.**
10.16	Non-exclusive license with University of Heidelberg, Germany for the myotropic AAV capsids related inventions covered by USPTO Application No. 17/051,123.**
10.17	Exclusive license agreement and exclusive license and manufacturing agreement in licensed territories with Reliance Life Science Private Limited.**
10.18

Exclusive sublicense license agreement with Teleost Biopharmaceuticals, LLC (AZ) for the melanocortins related technologies covered by US Patent 9,441,013, US Patent 10,329,326, US Patent 9,290,539, US Patent 9,539,301 and European Patent 3,177,737.**

10.19	Employment Agreement, dated October 1, 2021, by and between Anew Medical, Inc., ANEW Oncology, Inc., and Dr. Joseph Sinkule.
14	Code of Ethics of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 14 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.2	Consent of Marcum LLP.
23.3	Consent of Friedman LLP.
23.4	Consent of BF Borgers CPA PC, independent registered public accounting firm to ANEW.**
23.5	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 8.1).
24.1	Power of Attorney.**
99.1	Consent of Edward Cong Wang to be named as a director nominee.**
99.2	Consent of Shalom Hirschman to be named as a director nominee.**
99.3	Consent of Jon McGarity to be named as a director nominee.**
99.4	Consent of Samuel Zentman to be named as a director nominee.**
99.5	Consent of Joseph Sinkule to be named as a director nominee.**
107	Filing Fee Calculation Table.**
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

**      Previously filed.

±        Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2024.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jiande Chen	Chief Executive Officer and Chairman of the Board	February 6, 2024
Jiande Chen
/s/ Edward Cong Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2024
Edward Cong Wang
/s/ Raymond J. Gibbs*	Director	February 6, 2024
Raymond J. Gibbs
/s/ Wei Kwang Ng*	Director	February 6, 2024
Wei Kwang Ng
/s/ Hong Li*	Director	February 6, 2024
Hong Li
*By:	/s/ Edward Cong Wang
Edward Cong Wang, attorney in fact

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